SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 6, 2005

Berkshire Hathaway Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-14905	47-0813844
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1440 Kiewit Plaza, Omaha, Nebraska 91302

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code:

(402) 346-1400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01. Other Events.

On June 6, 2005, the Securities and Exchange Commission (the “SEC”) announced that it had filed an enforcement action against John Houldsworth, the former Chief Executive Officer of Cologne Reinsurance Company (Dublin) Limited (“CRD”), a subsidiary of General Re Corporation (“General Re”), for aiding and abetting American International Group, Inc. (“AIG”) in committing securities fraud, and that Mr. Houldsworth had entered into a partial settlement agreement with the SEC with respect to such matters. On June 6, 2005, counsel for Mr. Houldsworth also announced that Mr. Houldsworth had agreed to plead guilty to a federal criminal charge of conspiring with others to misstate certain AIG financial statements. Berkshire Hathaway Inc. (“Berkshire”) announced on June 6, 2005 that CRD had terminated Mr. Houldsworth. Berkshire’s press release containing such announcement is attached hereto as Exhibit 99.1 and incorporated by reference herein. Mr. Houldsworth entered a guilty plea to such federal criminal charge on June 9, 2005.

On June 10, 2005, the SEC announced that it had amended its complaint against Mr. Houldsworth to charge Richard Napier with aiding and abetting AIG in committing securities fraud, and that Mr. Napier had entered into a partial settlement agreement with the SEC with respect to such matters. On June 10, 2005, Mr. Napier pleaded guilty to a federal criminal charge of conspiring with others to misstate certain AIG financial statements. Berkshire announced on June 10, 2005 that General Re had terminated Mr. Napier, who had been a Senior Vice President of General Re and had served as the account representative for AIG. Berkshire’s press release containing such announcement is attached hereto as Exhibit 99.2 and incorporated by reference herein.

ITEM 9.01. Financial Statements and Exhibits.

Exhibit No.	Description
99.1	Berkshire Hathaway Inc. Press Release dated June 6, 2005

99.2	Berkshire Hathaway Inc. Press Release dated June 10, 2005

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Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BERKSHIRE HATHAWAY INC.

Date: June 13, 2005	By:	/s/ Marc D. Hamburg
	Name:	Marc D. Hamburg
	Title:	Vice President and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description
99.1	Berkshire Hathaway Inc. Press Release dated June 6, 2005

99.2	Berkshire Hathaway Inc. Press Release dated June 10, 2005

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